July 4, 2023

TerrAscend (TSX: TSND) Commences Trading on the TSX

Company executives in Toronto to ring opening bell for July 4th trading session

TORONTO, July 04, 2023 (GLOBE NEWSWIRE) -- TerrAscend Corp. (“TerrAscend” or the “Company”) (TSX: TSND) (OTCQX: TRSSF), a leading North American cannabis company, today announced the commencement of trading of its common shares (the “Common Shares”) on the Toronto Stock Exchange (the “TSX”) under the new ticker symbol “TSND”. No action is required by shareholders in order to continue trading their Common Shares as a result of the listing, or the change in ticker symbol, which was previously “TER” on the Canadian Securities Exchange.

“Today is an incredible day for TerrAscend and our stakeholders. We believe our TSX listing will provide the Company greater access to a broader group of institutional and retail investors looking for attractive opportunities in the cannabis space. With all of the fundamental progress that we have made over the past twelve months, combined with this TSX listing, we believe we have achieved our goal of truly becoming independent of the need for regulatory reform. We would like to thank the TSX for their courageous leadership and we are honored to be listed on their exchange. Additionally, I want to thank every member of the TerrAscend team, along with Cassels, for their incredible efforts to get us to where we are today,” said Jason Wild, Executive Chairman of TerrAscend.

In addition, TerrAscend closed its third and final tranche of private placements (the “Private Placements”) on June 30, 2023 bringing the total aggregate proceeds raised to approximately US$21 million. The closing of the third tranche of the Private Placements consists of an aggregate of 216,666 units (the “Units”) of the Company at a price of US$1.50 per Unit (the “Issue Price”) for aggregate gross proceeds of US$325,000 and total aggregate proceeds for all closings of approximately US$10 million (the “Equity Offering”) and 100 senior unsecured convertible debentures (the “Debentures”) of the Company at a price of US$1,000 per Debenture for aggregate gross proceeds of US$100,000 and total aggregate proceeds for all closings of approximately US$10 million (the “Debenture Offering”).

Each Unit is comprised of one Common Share and one-half of one Common Share purchase warrant (each whole Common Share purchase warrant, a “Warrant”). Each Warrant entitles the holder to acquire one Common Share at a price of US $1.95 per Common Share for a period of 24 months following the initial closing of the Equity Offering. Unless earlier repaid or converted, the outstanding principal and accrued and unpaid interest on the Debentures will be due and payable 36 months following the applicable closing of the Debenture Offering (the “Maturity Date”). Each Debenture will bear interest at a rate of 9.9% per annum from the date of issuance, calculated and compounded semi-annually, and payable on the

Maturity Date. Each holder may, at the option of the holder upon signing of the subscription agreement, elect to receive up to 4.95% per annum of such interest payable in cash on a semi-annual basis. Each Debenture will be convertible into Common Shares, at the option of the holder, at any time or times prior to the close of business on the last business day immediately preceding the Maturity Date, at a conversion price of US $2.01. Holders converting their Debentures will receive accrued and unpaid interest for the period from and including the date of the last interest payment date, to and including, the date of conversion. In connection with the terms of the Debenture Offering and the Equity Offering, the Company has agreed to make certain cash commission payments equal to an average rate of approximately 2% of the gross proceeds received by the Company based on the source of funds.

Cassels Brock & Blackwell LLP acted as TerrAscend’s strategic and legal advisor in connection with the listing on the TSX.

The securities offered pursuant to the Private Placements have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “1933 Act”), or under any state securities laws, and may not be offered or sold, directly or indirectly, or delivered within the United States absent registration or an applicable exemption from the registration requirements. This news release does not constitute an offer to sell or a solicitation to buy such securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which an offer, solicitation or sale would be unlawful. This news release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933.

About TerrAscend Corp.

TerrAscend is a leading TSX-listed cannabis company with interests across the North American cannabis sector, including vertically integrated operations in Pennsylvania, New Jersey, Maryland, Michigan and California through TerrAscend Growth Corp. and retail operations in Canada. TerrAscend Growth operates The Apothecarium and Gage dispensary retail locations as well as scaled cultivation, processing, and manufacturing facilities in its core markets. TerrAscend Growth’s cultivation and manufacturing practices yield consistent, high-quality cannabis, providing industry-leading product selection to both the medical and legal adult-use markets. The Company owns or licenses several synergistic businesses and brands including Gage Cannabis, The Apothecarium, Cookies, Lemonnade, Ilera Healthcare, Kind Tree, Legend, State Flower, Wana, and Valhalla Confections. For more information visit www.terrascend.com.

Caution Regarding Cannabis Operations in the United States

Investors should note that there are significant legal restrictions and regulations that govern the cannabis industry in the United States. Cannabis remains a Schedule I drug under the

U.S. Controlled Substances Act, making it illegal under federal law in the United States to, among other things, cultivate, distribute or possess cannabis in the United States. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the United States may form the basis for prosecution under applicable US federal money laundering legislation.

While the approach to enforcement of such laws by the federal government in the United States has trended toward non-enforcement against individuals and businesses that comply with medical or adult-use cannabis programs in states where such programs are legal, strict compliance with state laws with respect to cannabis will neither absolve TerrAscend of liability under U.S. federal law, nor will it provide a defense to any federal proceeding which may be brought against TerrAscend. The enforcement of federal laws in the United States is a significant risk to the business of TerrAscend and any proceedings brought against TerrAscend thereunder may adversely affect TerrAscend’s operations and financial performance.

Notice Regarding Forward-Looking Information

This press release contains “forward-looking information” within the meaning of applicable securities laws. Forward-looking information contained in this press release may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions. Forward-looking information is not a guarantee of future performance and is based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment, and the availability of licenses, approvals and permits. Examples of forward- looking information contained in this press release include statements regarding the impacts of the listing on the TSX Listing; and expectations for other economic, business, and/or competitive factors.

Although the Company believes that the expectations and assumptions on which such forward-looking information is based are reasonable, undue reliance should not be placed on the forward-looking information because the Company can give no assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to, current and future market conditions; risks related to federal, state, provincial, territorial, local and foreign government laws, rules and regulations, including federal and state laws in the United States relating to cannabis operations in the United States; and the risk factors set out in the Company’s most recently filed MD&A, filed with the Canadian securities regulators and available under the Company’s profile on SEDAR at www.sedar.com and in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2023, the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2022 filed with the SEC on May 4, 2023 and its subsequently filed quarterly reports on Form 10-Q.

The statements in this press release are made as of the date of this press release. TerrAscend disclaims any intent or obligation to update any forward-looking information, whether as a result of new information, future events or results or otherwise, other than as required by applicable securities laws.

No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

For more information regarding TerrAscend: Keith Stauffer

Chief Financial Officer

717-343-5386

IR@terrascend.com

Briana Chester

MATTIO Communications 424-465-4419

terrascend@mattio.com

Source: TerrAscend